T. Rowe Price Realty Income Fund III
            America's Sales-Commission-Free Real Estate Limited Partnership Consolidated Real Estate and Accumulated Depreciation

December 31, 1996

                               Dollars in Thousands (000's)


  Description              Type           Encumbrance

Properties Held for Real
  Estate Investment

Scripps Terrace                 Business Park          $0
  San Diego, California

Tierrasanta                     Business Park          0
  San Diego, California

Clark Avenue                    Office                 0
  King of Prussia, PA

Westbrook Commons               Retail                 0
  Westchester, Illinois

River Run                       Retail                 0
  Miramar, Florida
                                                    _________

Totals                                                 $0


Properties Held for Sale

Winnetka                        Industrial            $0
  Crystal, Minnesota

Wood Dale                       Industrial             0
  Wood Dale, Illinois

Riverview                       Industrial             0
  St. Paul, Minnesota

South Point Plaza                 Retail               0
  Tempe, Arizona
                                                    __________

Totals                                                $0

                                  Initial Cost
                                                                  Costs
                                                             Capitalized
                                             Buildings and  Subsequent to
  Description                   Land    Improvements  Acquisition (8)

Properties Held for Real
  Estate Investment

Scripps Terrace (1)          $ 2,500   $ 2,397 ($ 2,712)
  San Diego, California

Tierrasanta (1)                  1,350     2,411    (2,034)
  San Diego, California

Clark Avenue (1)               1,100     2,709   (1,212)
  King of Prussia, PA

Westbrook Commons        1,700   3,431          629
  Westchester, Illinois

River Run                         1,850     5,850           25
  Miramar, Florida
                                _______   _______       ________

Totals                          $ 8,500   $16,798       $(5,304)

Properties Held for Sale

Winnetka                        $   685   $ 4,662    $   539
  Crystal, Minnesota

Wood Dale                           819     2,389      486
  Wood Dale, Illinois

Riverview                           633     2,867        711
  St. Paul, Minnesota

South Point Plaza                 1,275     2,335  (1,190)
  Tempe, Arizona
                                _______   _______ _________

Totals                          $ 3,412   $12,253       $   546

                              Gross Amounts at which Carried at Close
                                          of Period

                                                 Buildings and
  Description                   Land     Improvements    Total (2)

Properties Held for Real
  Estate Investment

Scripps Terrace                 $ 1,706   $   479     $ 2,185
  San Diego, California

Tierrasanta                             775       952        1,727
  San Diego, California

Clark Avenue                       851     1,746       2,597
  King of Prussia, PA

Westbrook Commons          1,700   4,060      5,760
  Westchester, Illinois

River Run                         1,850     5,875       7,725
  Miramar, Florida
                                _______   _______       ________

Totals                          $ 6,882   $13,112   $19,994

Properties Held for Sale

Winnetka                         $  685   $ 5,201   $ 5,886
  Crystal, Minnesota

Wood Dale                           819     2,875        3,694
  Wood Dale, Illinois

Riverview                          633      3,578        4,211
  St. Paul, Minnesota

South Point Plaza                  539      1,881       2,420
  Tempe, Arizona
                                _______   ________      _______

Totals                          $2,676    $13,535        $16,211

                              Accumulated     Date of       Date
  Description              Depreciation (3) Construction Acquired

Properties Held for Real
  Estate Investment

Scripps Terrace (1)             $     0        1985       02/88
  San Diego, Calfornia

Tierrasanta (1)                       0        1984       04/88
  San Diego, California

Clark Avenue (1)                      0        1980       10/88
  King of Prussia, PA

Westbrook Commons                   849 1982   12/90
  Westchester, Illinois

River Run                           210        1988       10/95
  Miramar, Florida
                                _______

Totals                          $ 1,059

Properties Held for Sale

Winnetka                        $ 1,804        1982       03/88
  Crystal, Minnesota

Wood Dale                           725        1980       09/88
  Wood Dale, Illinois

Riverview                           991        1972       12/88
  St. Paul, Minnesota

South Point Plaza                   905        1987       04/88
  Tempe, Arizona

                                ________

Totals                          $ 4,425

                                             Life on which
                                             Depreciation
                                              in Latest
                                             Statement of
                                             Operations is
  Description                                 Computed

Properties Held for Real Estate Investment

Scripps Terrace (1)                          5 - 40 years
  San Diego, California

Tierrasanta (1)                              5 - 40 years
  San Diego, California

Clark Avenue (1)                             5 - 40 years
  King of Prussia, PA

Westbrook Commons                            5 - 40 years
  Westchester, Illinois

River Run                                    5 - 40 years
  Miramar, Florida


Properties Held for Sale

Winnetka                                     5 - 40 years
  Crystal, Minnesota

Wood Dale                                    5 - 40 years
  Wood Dale, Illinois

Riverview                                    5 - 40 years
  St.Paul, Minnesota

South Point Plaza                            5 - 40 years
  Tempe, Arizona

Notes:
(1) The Partnership recorded provisions for value impairments for these properties in 1996 and offset the related accumulated depreciation against the historical cost in setting a new carrying value for these properties.
(2) Reconciliation of real estate owned for Real Estate Property Investments, excluding properties held for sale which are shown net of accumulated depreciation in the financial statements:

                                                           1996      1995      1994

Balance at beginning of period     $45,320   $38,492   $42,005
Property Investments/Acquisitons
during period (6)                        --          7,700      --
Capital additions during period      1,081         1,176       665
Property dispositions during
period                                  ( 4,492)    --              (1,082)
Reductions during period (4)       (19,165)     (472)         --
Decline of Property Values         ( 2,750)        (1,576)   (3,096)
                                                    ________   ________   ________

Balance at end of period           $19,994   $45,320   $38,492

(3)  Reconciliation of accumulated depreciation for Real Estate Property
     Investments:
                                      1996     1995    1994

Balance at beginning of period      $7,831    $7,037    $5,633
Property dispositions during
period                               ( 661)      --        --
Reductions during period (4)        (7,379)    ( 472)     (168)
Depreciation and amortization
expense                              1,268     1,266     1,572
                                     ______    ______    ______

Balance at end of period            $1,059    $7,831    $7,037

(4) Reductions during 1996 reflect the offset of accumulated depreciation against the cost basis for properties with value impairments recorded during the year of $2,954, and the transfer of real estate owned for investment to Properties Held for Sale at a gross cost of $16,211 and accumulated depreciation of $4,425.

(5)  Not used.

(6) During 1995, the Partnership foreclosed on River Run's participating mortgage loan and assumed ownership of the property and recorded the investment in real estate at $7,700. See Note 5 of Notes to Financial Statements.

(7) Aggregate cost of real estate owned at December 31, 1996 for Federal income tax purposes was approximatley $44,384.

(8) Includes the effect of recording property valuation allowances and impairments.